UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549

                                  SCHEDULE  14C

                 INFORMATION  STATEMENT  PURSUANT  TO  SECTION  14(c)
                     OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

FILED  BY  THE  REGISTRANT  [X]

FILED  BY  PARTY  OTHER  THAN  THE  REGISTRANT  [_]

CHECK  THE  APPROPRIATE  BOX:

[X]     Preliminary  Information  Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[_]     Definitive  Information  Statement

                       INTERNATIONAL FOOD PRODUCTS GROUP, INC.
                (Name  of  Registrant  as  specified  in  its  charter)

PAYMENT  OF  FILING  FEE  (CHECK  THE  APPROPRIATE  BOX):

[X]     No  fee  required.
(1)     Title  of  each  class  of  securities  to  which  transaction  applies:
(2)     Aggregate  number  of  securities  to  which  transactions  applies:
(3) Per unit price or other underlying value of transaction computed pursuant to exchange act rule 0-11:
(4)     Proposed  maximum  aggregate  value  of  transaction:
(5)     Total  fee  paid:

[_]     Fee  paid  previously  with  preliminary  materials.

[_] Check box if any part of the fee is offset as provided by exchange act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1)     Amount  previously  paid:
(2)     Form,  schedule  or  registration  statement  no.:
(3)     Filing  party:
(4)     Date  filed:



                       For  Additional  Information  Contact:
                                Gary Henrie, ESQ.
                                  702-616-3093

                      INTERNATIONAL FOOD PRODUCTS GROUP, INC.
                        170 Newport Center Drive, Suite 260
                             Newport Beach, CA  92660
                            TELEPHONE  (800)  941-2354

                                December 9, 2004

To  Our  Stockholders:

     The purpose of this information statement is to inform the holders of record of shares of our common stock as of the close of business on the record date, December 9, 2004 that our board of directors has recommended, and that a majority of our stockholders intend to vote in favor of resolutions which will accomplish the following:

- Amend our articles of incorporation to increase the number of our authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

We have consenting stockholders who hold 26,943,675 common shares that are issued and outstanding. These consenting stockholders will vote in favor of the proposed corporate actions. Accordingly, these shareholders will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

     This information statement is being mailed on or about December 20, 2004 to all stockholders of record as of December 9, 2004.

     We appreciate your continued interest in INTERNATIONAL FOOD PRODUCTS GROUP, INC.

                                        Richard Damion
                                        CEO

                      INTERNATIONAL FOOD PRODUCTS GROUP, INC.
                        170 Newport Center Drive, Suite 260
                             Newport Beach, CA  92660
                            TELEPHONE  (800)  941-2354
                              INFORMATION  STATEMENT

     WE  ARE  NOT  ASKING  YOU  FOR  A PROXY AND YOU ARE REQUESTED NOT TO SEND A
PROXY.

     This information statement is furnished to the holders of record at the close of business on December 9, 2004, the record date, of the outstanding common of INTERNATIONAL FOOD PRODUCTS GROUP, INC., pursuant to
Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, in connection with an action by the holders of the majority of the votes of our stock which will accomplish the following:

- Amend our articles of incorporation to increase the number of our authorized shares of common stock from 50,000,000 shares to 100,000,000 shares.

     This information statement will be sent on or about December 9, 2004 to our stockholders of record who do not sign the majority written consent described herein.

                                VOTING  SECURITIES

     In accordance with our bylaws, our board of directors has fixed the close of business on December 9, 2004 as the record date for determining the stockholders entitled to notice of the above noted action. The amendment to our articles of incorporation require the affirmative vote of a majority of the shares of our common stock issued and outstanding at the time the vote is taken.

The quorum necessary to conduct business of the stockholders consists of a majority of the common and preferred stock issued and outstanding as of the record date. As of the record date, 48,963,415 shares of the common stock were issued and outstanding. Each share of the common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.


We have consenting stockholders who hold 26,943,675 shares who will vote in favor of the proposed corporate action. These shareholders will have the power to pass the proposed corporate action without the concurrence of any of our other stockholders.

DISTRIBUTION AND COSTS

     We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

     Security holders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address noted above.

DISSENTERS' RIGHT OF APPRAISAL

Shareholders have no dissenters? rights or rights of appraisal in connection with the action being taken by the consenting shareholders.


           AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE
                NUMBER OF AUTHORIZED SHARES OF COMMON STOCK


     The board of directors has determined that it is advisable to increase our authorized common stock and has adopted, subject to shareholder approval, an amendment to our articles of incorporation to increase our authorized number of shares of common stock from 50,000,000 shares to 100,000,000 shares of common stock.

At the present time, ARTICLE III of our Articles of Incorporation reads as follows:

                                  ARTICLE III

                                     SHARES

         The aggregate number of shares which the corporation is authorized to issue is fifty million (50,000,000) common shares with each share having a par value of one thousandth dollar ($.001). The corporation is authorized to issue more than one class or series of stock, and the Board of Directors' of the corporation, in accordance with Section 78.195 of the General Corporation Law of the State of Nevada, is vested with authority to prescribe the price, classes, series, and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock. The corporation shall have one or more classes or series of stock that together (a) have unlimited voting rights and (b) are entitled to receive the net assets of the corporation upon dissolution. All shares of stock shall be fully paid and nonassessable.

If approved by the shareholders, ARTICLE III of the Articles of Incorporation will be amended to read as follows:

                                  ARTICLE III

                                     SHARES

         The aggregate number of shares which the corporation is authorized to issue is one hundred million (100,000,000) common shares with each share having a par value of one thousandth dollar ($.001). The corporation is authorized to issue more than one class or series of stock, and the Board of Directors' of the corporation, in accordance with Section 78.195 of the General Corporation Law of the State of Nevada, is vested with authority to prescribe the price, classes, series, and the number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock. The corporation shall have one or more classes or series of stock that together (a) have unlimited voting rights and (b) are entitled to receive the net assets of the corporation upon dissolution. All shares of stock shall be fully paid and nonassessable.

If the amendment is adopted, it will become effective upon filing of a certificate of amendment of our articles of incorporation with the Secretary of State of Nevada.

At the present time, the Company does not generate sufficient revenue from business operations to cover all of the expenses of operating the business.
From time to time, it has been necessary for the board of directors it issue common stock in exchange for the settlement of debt owed by the Company and to pay employees and consultants for services rendered to the Company. It may also be necessary for the Company to sell equity capital in order to obtain working capital. At the present time, there are 48,963,415 shares issued and outstanding and only 50,000,000 shares authorized. Therefore, the board of directors believes that it is prudent and necessary to authorize the issuance of additional shares to support the day to day operations of the Company in the manner set forth above in this paragraph. The board of directors therefore recommends the approval of the amendment to the articles of incorporation increasing the number of authorized shares.

VOTE  REQUIRED

     The affirmative vote of a majority of the total number of shares of our issued and outstanding capital stock is required to approve the amendment of our articles of incorporation increasing the number of our authorized common shares.

     Our board of directors recommends that shareholders vote FOR the amendment of our articles of incorporation increasing the number of our authorized common shares.


     SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

The following table provides the beneficial ownership of our common stock by each person known by us to beneficially own more than 5% of our common stock outstanding as of December 9, 2004 and by the officers and directors of the Company as a group. Except as otherwise indicated, all shares are owned directly.


Name and Address                         Common    Percent of
                                         Shares     Class (1)
Richard Damion (2)
170 Newport Center Drive, Suite 260
Newport Beach, CA  92660
                                        8,718,351       17.12%
                                       ----------  -----------
Joseph r. Rodriguez, Jr. (3)
170 Newport Center Drive, Suite 260
Newport Beach, CA  92660
                                        7,580,212       14.87%
                                       ----------  -----------
Robert George
170 Newport Center Drive, Suite 260
Newport Beach, CA  92660
                                        1,450,000        2.96%
                                       ----------  -----------
All executive officers and directors
as a group (three). . . . . . . . . .  17,748,563       33.51%
-------------------------------------  ----------  -----------



(1) All percentages are calculated by giving effect to the potential exercise of options held by the applicable person, entity or group, but without giving effect to the potential exercise of options held by any other person, entity or group.

(2) Of the 8,718,351 common shares held by Mr. Damion, 6,718,351 shares are owned outright. The remaining 2,000,000 shares are shares which can be acquired by Mr. Damion through the exercise of options.

(3) Of the 7,580,212 common shares held by Mr. Rodriguez, 5,580,212 shares are owned outright. The remaining 2,000,000 shares are shares which can be acquired by Mr. Rodriguez through the exercise of options.